003606-0002-17195-31515784.5 EXHIBIT 10.11 10x GENOMICS, INC. 2019 OMNIBUS INCENTIVE PLAN NONQUALIFIED STOCK OPTION AWARD NOTICE Participant has been granted an Option with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Nonqualified Stock Option Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice will have the meanings set forth in the Nonqualified Stock Option Agreement and the Plan. Participant: Date of Grant: , 2019 Number of Shares Subject to Option: Type of Option: Nonqualified Stock Option Exercise Price per Share: US $ Vesting Commencement Date: , 2019 Vesting Schedule: Subject to Participant’s continued employment with, or service to, the Company Group through the applicable vesting date, __________ of the Number of Shares Subject to Option (set forth above in this Award Notice) shall vest and become exercisable on __________ and __________ of the Number of Shares Subject to Option shall vest and become exercisable on the __________ day of each month thereafter (and if there is no corresponding day, the last day of the month). Notwithstanding the foregoing (i) the accelerated vesting, if any, of the unvested Number of Shares Subject to Option in the event Participant is terminated in connection with or after a Change in Control shall be governed by the terms of the Company’s Change in Control Severance Policy in effect on the Date of Grant, and (ii) if Participant’s employment with, or service to, the Company Group is terminated as a result of Participant’s death or Disability, the unvested portion of the Option shall remain outstanding for twenty (20) business days following such termination and, (A) if the Committee acts to accelerate the vesting of any of the Number of Shares Subject to Option that are subject to such unvested portion of the Option prior to the expiration of such 20-business day

2 period, then the Number of Shares Subject to Option for which such vesting was accelerated by the Committee shall be exercisable as provided in Section 8(c)(i) of the Nonqualified Stock Option Agreement and (B) the Number of Shares Subject to Option that are subject to such unvested portion of the Option for which the vesting is not so accelerated (including, without limitation, as result of the Committee failing to act during such 20-business day period) shall automatically expire that the end of such 20- business day period. Additional Terms and Acknowledgements: If the number of Shares is not evenly divisible, then no fractional Share will vest and the installments will be as equal as possible with the smaller installment(s) vesting first. Each such right of purchase will be cumulative and will continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Option Period.

10x GENOMICS, INC. 2019 OMNIBUS INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT (Non-U.S. Participants) This NONQUALIFIED STOCK OPTION AGREEMENT, effective as of the Date of Grant (as defined below), is made by and between 10x Genomics, Inc., a Delaware corporation (the “Company”), and Participant (as defined below). Capitalized terms have the meaning set forth in Section 1 hereof, or, if not otherwise defined herein, in the 10x Genomics, Inc. 2019 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”). 1. Definitions. The following terms have the following meanings for purposes of this Agreement: (a) “Agreement” means this Nonqualified Stock Option Agreement, including (unless the context otherwise requires) the Award Notice and any special terms and conditions for Participant’s country included in any appendices attached hereto. (b) “Award Notice” means the award notice to Participant. (c) “Exercise Price” means the “Exercise Price” listed in the Award Notice. (d) “Date of Grant” means the “Date of Grant” listed in the Award Notice. (e) “Officer” means “officer” as defined under Rule 16a-1(f) of the Exchange Act. (f) “Participant” means the “Participant” listed in the Award Notice. (g) “Restrictive Covenant Violation” means Participant’s breach of any restrictive covenant or any similar provision applicable to or agreed to by Participant. (h) “Shares” means the number of shares of Class A Common Stock listed in the Award Notice as “Number of Shares Subject to Option”, as adjusted in accordance with the Plan. 2. Grant of the Option. (a) Effective as of the Date of Grant but subject to Section 26 hereof, the Company hereby irrevocably grants to Participant the right and option (the “Option”) to purchase all or any part of the Shares, subject to, and in accordance with, the terms, conditions and restrictions set forth in the Plan, the Award Notice and this Agreement. The Option will vest in accordance with the “Vesting Schedule” set forth on the Award Notice. (b) The Option granted hereunder is subject to the Plan and the terms of the Plan are hereby incorporated into this Agreement. By accepting the Option, Participant acknowledges that Participant has received and read the Plan and agrees to be bound by the terms, conditions and restrictions set forth in the Plan, this Agreement and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of any conflict between one or more of this Agreement, the Award Notice and the Plan, the Plan will govern this Agreement and the Award Notice, and the Agreement (to

Nonqualified Stock Option Agreement (Non-U.S.) – Page 2 the extent not in conflict with the Plan) will govern the Award Notice. 3. Exercise Price. The price at which Participant will be entitled to purchase the Shares upon the exercise of the Option will be the Exercise Price, subject to adjustment as provided in Section 13 hereof. 4. Exercisability of Option. The Option will become vested and exercisable in accordance with the Vesting Schedule set forth on the Award Notice. 5. Duration of Option. The Option will be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Date of Grant (the “Option Period”); provided, that the Option may be earlier terminated as provided in Section 8 hereof. 6. Manner of Exercise and Payment. (a) Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written or electronic notice to the Company in the manner prescribed in Section 7(d) of the Plan and as otherwise set forth by the Committee from time to time. Such notice will set forth the number of Shares in respect of which the Option is being exercised and will be signed by the person or persons exercising the Option. In the event the Company has designated an Award Administrator (as defined below), the Option may also be exercised by giving notice (including through electronic means) in accordance with the procedures established from time to time by the Award Administrator. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part, provided that partial exercise will be for whole Shares only. (b) Payment of the Exercise Price for the portion of the Option being exercised is due in full upon exercise of all or any part of the vested Option. Participant may elect to make payment of the Exercise Price: (i) in cash or by check or wire transfer (or any combination thereof), (ii) delivery of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased that are not subject to any pledge, encumbrance or other security interest and satisfy such other requirements as may be imposed by the Committee; provided that such Shares have been held by Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting principles); (iii) to the extent permitted by applicable law, by delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the portion of the Option being so exercised, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price for such Shares; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (iv) any combination of cash (or an approved cash equivalent) and any of the foregoing, or (v) any other payment method provided under the Plan that the Committee may approve; provided, that, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee may establish the method of paying the Exercise Price required to be utilized by Participant from the alternatives available under the Plan prior to the exercise of any portion of the Option. (c) Concurrently with the exercise of the Option, Participant must pay to the Company any amount that the Company determines it is required to withhold under applicable federal, state or local or foreign tax laws in respect of the exercise or the transfer of such Shares (“Withholding Taxes”). Participant may elect to make payment: (i) in cash or by check or wire transfer (or any combination

Nonqualified Stock Option Agreement (Non-U.S.) – Page 3 thereof) or (ii) and to the extent permitted by applicable law, by delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the portion of the Option being so exercised, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Withholding Taxes; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; and provided, further, that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 13 of the Plan and, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee shall establish the method of withholding required to be utilized by the Participant from alternatives available under the Plan prior to the exercise of any portion of the Option. (d) Upon receipt of the notice of exercise and any payment or other documentation as may be necessary pursuant to Sections 6(a), 6(b), 6(c) and 7 above relating to the Shares in respect of which the Option is being exercised, the Company will, subject to the Plan and this Agreement, take such action as may be necessary to effect the transfer to Participant of the number of Shares as to which such exercise was effective. (e) Participant will not be deemed to be the holder of, or to have any of the rights and privileges of a stockholder of the Company (including the right to vote or receive dividends) in respect of, Shares purchased upon exercise of the Option until (i) the Option has been exercised pursuant to the terms of this Agreement and Participant has paid the full purchase price for the number of Shares in respect of which the Option was exercised and any applicable Tax Obligations and (ii) the Company has issued the Shares in connection with such exercise. 7. Tax Withholding. (a) Tax Obligations. Regardless of any action taken by the Company or any other Subsidiary with respect to Tax Obligations, Participant acknowledges that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations. At the time of exercise of the Option, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company and any other Subsidiary. In this regard, at the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company or any other Subsidiary, Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Subsidiary which arise in connection with the Option. The Company shall have no obligation to process the exercise of the Option or to deliver Shares until the Tax Obligations as described in this Section have been satisfied by Participant. (b) Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to require Participant to satisfy all or any portion of a Subsidiary’s Tax Obligations upon exercise of the Option by deducting from the Shares otherwise issuable to Participant upon such exercise a number of whole Shares having a Fair Market Value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum

Nonqualified Stock Option Agreement (Non-U.S.) – Page 4 statutory withholding rates. The Company may require Participant to direct a broker, upon the exercise of the Option, to sell a portion of the Shares subject to the Option determined by the Company in its discretion to be sufficient to cover the Tax Obligations of any Subsidiary and to remit an amount equal to such Tax Obligations to the Company in cash. 8. Termination of Employment or Service. (a) Subject to Section 8(c) hereof, in the event that Participant’s employment with, or service to, the Company Group terminates for any reason, any unvested portion of the Option will be forfeited and, except as otherwise specifically provided for in this Section 8, all of Participant’s rights under this Agreement will terminate as of the effective date of Termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan). (b) If Participant’s employment or service is terminated by the Company Group for Cause or by Participant when grounds existed for Cause at the time thereof, the vested and unvested portions of the Option will terminate as of the Termination Date. (c) In the event (i) Participant’s employment with, or service to, the Company Group is terminated by the Company due to death or Disability, the vested portion of the Option will remain exercisable for one year thereafter (but in no event beyond the Option Period) and (ii) Participant’s employment with, or service to, the Company Group is terminated for any other reason (subject to Section 8(b)), the vested portion of the Option will remain exercisable for ninety (90) days thereafter (but in no event beyond the Option Period); provided, that, in each case, the Option Period will expire immediately upon the occurrence of a Restrictive Covenant Violation. (d) Participant’s rights with respect to the Option will not be affected by any change in the nature of Participant’s employment or service so long as Participant continues to be an employee, consultant or director of the Company Group. Whether (and the circumstances under which) employment or service has terminated and the determination of the Termination Date for the purposes of this Agreement will be determined by the Committee (or, with respect to any Participant who is not a director or Officer, its designee, whose good faith determination will be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Option). 9. Restrictions on Transfer. (a) Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option or Participant’s right under the Option to receive Shares, other than in accordance with Section 13(b) of the Plan. (b) Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of Shares in compliance with the Securities Act and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Shares, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of any Shares subject to this Agreement without the prior written consent of the underwriter(s) or its representative(s). 10. Repayment of Proceeds; Clawback Policy. The Shares subject to the Option and

Nonqualified Stock Option Agreement (Non-U.S.) – Page 5 all proceeds related to such Shares are subject to the clawback and repayment terms set forth in Sections 13(v) and 13(x) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or Officer. In addition, if a Restrictive Covenant Violation occurs or the Company discovers after a termination of employment or service that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the excess, if any, of (a) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, any Shares acquired upon exercise of the Option (limited, in the case of the Company discovering after a termination of employment or service that grounds existed for Cause at the time thereof, to any such Shares acquired after the date on which grounds for a termination for Cause first existed) over (b) the aggregate Cost (if any) of such Shares. For purposes of this Agreement, “Cost” means, in respect of any Share, the Exercise Price, to the extent paid by Participant for such Share, as proportionately adjusted for all subsequent distributions on the Shares and other recapitalizations and less the amount of any distributions made with respect to the Share pursuant to the Company’s organizational documents; provided, that Cost may not be less than zero. Any reference in this Agreement to grounds existing for a termination of employment with Cause will be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or termination with, Cause. 11. No Right to Continued Employment or Service. Neither the Plan nor this Agreement nor Participant’s receipt of the Option hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or service of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or service of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein. 12. Service Conditions. In accepting the Option, Participant acknowledges that: (a) Any notice period mandated under local law shall not be treated as service for the purpose of determining the vesting of the Option; and Participant’s right to exercise the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination. (b) The vesting of the Option shall cease upon, and no Shares shall become vested following, Participant’s termination of service for any reason except as may be explicitly provided by the Plan or this Agreement. (c) The Plan is established voluntarily by the Company. It is discretionary in nature and

Nonqualified Stock Option Agreement (Non-U.S.) – Page 6 it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement. (d) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past. (e) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company. (f) Participant’s participation in the Plan shall not create a right to further service with the Company or any Subsidiary and shall not interfere with the ability of any Subsidiary to terminate Participant’s service at any time, with or without cause subject to applicable law. (g) Participant is voluntarily participating in the Plan. (h) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to any Subsidiary, and which is outside the scope of Participant’s employment contract, if any. (i) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. (j) In the event that Participant is not an employee of the Company or Subsidiary, the Option grant will not be interpreted to form an employment contract or relationship with the Company or Subsidiary; and furthermore the Option grant will not be interpreted to form an employment contract with any other Subsidiary. (k) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Option will have no value. If Participant exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price. (l) No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s service (for any reason whether or not in breach of local law) and Participant irrevocably releases the Company and each other Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim. 13. Adjustments. The terms of this Agreement, including, without limitation, (a) the number of Shares subject to the Option and (b) the Exercise Price specified herein, will be subject to adjustment in accordance with Section 11 of the Plan. 14. Securities Laws; Cooperation. Upon the vesting of any unvested portion of the Option, Participant will make or enter into such written representations, warranties and agreements as

Nonqualified Stock Option Agreement (Non-U.S.) – Page 7 the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement. 15. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee. 16. Governing Law; Venue; Jury Trial Waiver; Language. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereto hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts. Each of Participant, the Company and any transferees who hold a portion of the Options pursuant to a valid assignment hereby irrevocably waives any right to a jury trial. If Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern. Participant acknowledges that Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement. 17. Successors in Interest. Any successor to the Company will have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, Participant’s legal representative will have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon Participant and all rights granted to the Company under this Agreement will be final, binding and conclusive upon Participant’s heirs, executors, administrators and successors. 18. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement will not be affected by such holding and will continue in full force in accordance with their terms. 19. Data Privacy. The following provisions shall only apply to Participant if he or she resides outside the European Economic Area: (a) General. Participant hereby explicitly and unambiguously acknowledges and agrees to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, Participant’s

Nonqualified Stock Option Agreement (Non-U.S.) – Page 8 employer or contracting party (the “Service Recipient”) and the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, work location and phone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing Participant’s participation in the Plan (“Personal Data”). (b) Use of Personal Data; Retention. Participant understands that Personal Data may be transferred to Fidelity or any other third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. (c) Withdrawal of Consent. Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Service Recipient will not be affected; the only consequence of Participant’s refusing or withdrawing Participant’s consent is that the Company would not be able to grant the Option or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative. The following provisions shall only apply to Participant if he or she resides in the European Economic Area or the United Kingdom or Switzerland: (a) Data Collected and Purposes of Collection. Participant understands that the Company, acting as controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about Participant, including name, home address and telephone number, information necessary to process the awards (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all awards granted, canceled, vested, unvested or outstanding in Participant’s favor, and where applicable service termination date and reason for termination (all such personal information is referred to as “Data”). The Data is

Nonqualified Stock Option Agreement (Non-U.S.) – Page 9 collected from Participant, the Subsidiary, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Agreement. The Data must be provided in order for Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement. (b) Transfers and Retention of Data. Participant understands that the employer Subsidiary will transfer Data to the Company for purposes of plan administration. The Company and the employer or a Subsidiary may also transfer Participant’s Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Agreement. Participant understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission and is not listed by the Swiss supervisory authority as a country with adequate data protection legislation. Where a recipient is located in a country that does not benefit from an adequacy decision or adequacy listing, the transfer of the Data to that recipient will be made pursuant to European Commission-approved standard contractual clauses, a copy of which may be obtained at gc@10xgenomics.com. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement. (c) Participant’s Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Participant also has the right to request access to his or her Data as well as additional information about the processing of that Data. Further, Participant is entitled to object to the processing of Data or have Participant’s Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, Participant also is entitled to (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether Participant is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by Participant, in a common machine-readable format. To exercise his or her rights, Participant may contact the local human resources representative. Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. The data protection officer may be contacted at gc@10xgenomics.com. 20. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Option evidenced hereby, Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time to the extent permitted by the Plan; (b) the grant of the Option is exceptional, voluntary and occasional and it does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all determinations with respect to future option grants, if any, including the grant date, the number of Shares granted, the exercise price and the exercise date or dates, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary and not a condition of employment, and Participant may decline to accept the Option without adverse consequences to Participant’s continued employment relationship with the Company Group; (e) the value of the Option is an extraordinary item that is outside the scope of Participant’s employment contract, if

Nonqualified Stock Option Agreement (Non-U.S.) – Page 10 any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, Participant waives any claim on such basis and, for the avoidance of doubt, the Option will not constitute an “acquired right” under the applicable law of any jurisdiction; (g) if the underlying Shares do not increase in value, the Option will have no value; (h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price; and (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, Participant understands, acknowledges and agrees that Participant will have no rights to compensation or damages related to Option proceeds in consequence of the termination of Participant’s employment for any reason whatsoever and whether or not in breach of contract. 21. Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any Option granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of Agreement by Participants and Option exercises by Participants. 22. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates. 23. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant. 24. Section 409A. It is not intended that the Option granted hereunder be subject to Section 409A of the Code. 25. Electronic Delivery and Acceptance. This Agreement may be executed electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 26. Acceptance and Agreement by Participant; Forfeiture upon Failure to Accept. Participant’s rights under the Option will lapse ninety (90) days from the Date of Grant, and the Option will be forfeited on such date if Participant has not accepted this Agreement by such date. For the avoidance of doubt, Participant’s failure to accept this Agreement will not affect Participant’s continuing obligations under any other agreement between the Company and Participant. 27. No Advice Regarding Grant. Notwithstanding anything herein to the contrary, Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or

Nonqualified Stock Option Agreement (Non-U.S.) – Page 11 Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 28. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 29. Language. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 30. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan. 31. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 32. Country-Specific Terms and Conditions. Notwithstanding any provisions of this Agreement to the contrary, the Option grant shall be subject to any special terms and conditions applicable for Participant’s country of residence (and country of employment, if different) as respectively set forth in an appendix to this Agreement (an “Appendix”). Further, if Participant transfers his or her residence and/or employment to another country reflected in an Appendix to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable section(s) of the Appendix shall constitute part of this Agreement. 33. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan. [Signatures follow]

[Signature page to Nonqualified Stock Option Agreement (Non-U.S.)] 10x GENOMICS, INC. By: _______________________________ Name: Title: PARTICIPANT Acknowledged and Agreed as of the date first written above: ______________________________ [Participant Name]

APPENDIX TO 10x GENOMICS, INC. 2019 OMNIBUS INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT Terms and Conditions This Appendix includes additional terms and conditions that govern the Options granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Options, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances. AUSTRALIA Terms and Conditions Offer of Stock Awards The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept a stock award to acquire options. The offer shall specify the maximum number of options subject to a stock award which Participant may accept, the date of grant, the exercise price (if any), the expiration date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the options or the resultant Shares (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix. The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix or, alternatively, details on how Participant may obtain a copy of the Plan and this Appendix. Grant of Awards If Participant validly accepts the Board’s offer of a stock award, the Board must grant Participant the stock award for the number of shares for which the stock award was accepted. However, the Board must not do so if Participant has ceased to be an eligible person at the date when the stock award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document. The Company must provide a stock award agreement in respect of the stock award granted to Participant to be executed by Participant as soon as practicable after the date of grant. Stock awards granted to Participant under this Appendix that are options must not have an expiration date exceeding fifteen (15) years from the date of grant. Tax Deferred Treatment Ordinary shares. Stock awards issued to Participant under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with its ordinary meaning under Australian law. Predominant business of the Company. Stock swards must not be issued Participant where those stock awards relate to options or shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments. Real risk of forfeiture. Stock awards that are options issued to Participant under this Appendix must have a real risk of forfeiture, the vesting conditions by which this risk is achieved is to be determined by the Board in its absolute discretion. 10% limit on shareholding and voting power. Immediately after Participant acquires the stock awards, Participant must not: (i) hold a beneficial interest in more than 10% of the shares in the Company; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company. For the purposes of these thresholds, stock awards that are options are treated as if they have been exercised and converted into Shares. Notifications Securities Law Information The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer. Exchange Control Information

Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank. CANADA Terms and Conditions Termination of Continuous Service Status In the event of Participant’s termination (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), Participant’s right to exercise Options under the Plan, if any, will terminate effective as of (1) the date that Participant is no longer actively employed or providing services to the Company or any Subsidiary employing or retaining Participant, or at the discretion of the Award Administrator, (2) the date Participant receives notice of termination from the Company or any Subsidiary employing or retaining Participant, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Award Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of Participant’s Options grant (including, but not limited to, whether Participant may still be considered actively employed or providing services while on an approved leave of absence). The following provision apply if Participant is a resident of Quebec: Language Consent The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise. Authorization of Release and Transfer Necessary Personal Information This provision supplements Section 19 of the Agreement: Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the Award Administrator of the Plan to disclose and discuss the Plan with his or her advisors. Participant further authorizes the Company, any Subsidiary to record such information and to keep such information in the employee file. Notifications Securities Law Information

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Foreign Asset/Account Reporting Information Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult his or her own personal tax advisor in this regard. CHINA Terms and Conditions State Administration of Foreign Exchange (SAFE) Compliance The grant of the Option, Participant’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company or its Subsidiaries obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. Participant may contact his or her local HR office for more details about the SAFE approved bank account. Foreign Asset/Account Reporting Information Participant may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, Participant may be subject to reporting obligations for the Options, Shares acquired under the Plan, the receipt of any dividends and the sale of Shares. Limited Method of Exercise In accordance with Section 6 of the Agreement, the method of payment of the aggregate exercise price shall of exercise of the Option shall, unless otherwise determined by the Award Administrator at its discretion, be limited to consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan. Consequently, no funds will flow out of China and no Participant will hold Shares in connection with the Option. DENMARK Terms and Conditions This provision substitutes Section 7 of the Agreement: Tax Withholding. The Company or any Subsidiary (as determined by the Award Administrator)

shall have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount other tax-related withholding obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting or exercise of the Options (collectively, the “Withholding Amount”). This Withholding Amount may be: (a) withheld from other amounts due to Participant; (b) withheld from the value of any vested Options being settled; or (iii) collected directly from Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by the Company or the applicable Subsidiary in its discretion. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Denmark. IMPORTANT – STATEMENT UNDER SECTION 3(1) OF THE ACT ON STOCK OPTIONS Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), Participant is entitled to receive information regarding the Plan in a separate written statement. The full statement containing the information about Participant’s rights under the Plan and the Stock Option Act is attached as a separate written statement to this Agreement. Notifications Exchange Control Information If Participant establishes an account holding cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.) FRANCE Terms and Conditions Language Consent By accepting the Option, Participant confirms having read and understood the Plan and the Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée En acceptant l’attribution, le Optionee confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Optionee accepte les termes de ces documents en connaissance de cause. Notifications

Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in France. Awards Not Tax-Qualified The Option is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Option. Foreign Asset / Account Reporting Information Participant may hold Shares acquired upon exercise of the Option, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on his or her annual income tax return. Failure to complete this reporting may trigger penalties. GERMANY Notifications Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Germany. Exchange Control Information Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that Participant makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de). ITALY Terms and Conditions Form of Option Price Payment Limited In accordance with Section 6 of the Agreement, unless otherwise determined by the Company and informed to Participant, payment of the option prices shall be limited to cashless exercise in a form and manner authorized by the Company. For clarity, Participant shall not be entitled to pay the option price in cash and, accordingly, no funds will be transferred out of Italy in connection with the exercise of the Option. Plan Document Acknowledgment In accepting the grant of the Option, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix. Notifications Foreign Asset/Account Reporting Information If Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate taxable income in Italy, Participant is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Italy. JAPAN Notifications Foreign Assets Reporting Japanese residents holding assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant is encouraged to consult with a personal tax advisor in Japan to ensure that Participant is properly complying with these obligations. NETHERLANDS Notifications Prohibition Against Insider Trading Participant should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain share transactions if Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consults with a legal advisor. The Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant is responsible for ensuring his or her compliance with these rules. Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (“MAR”), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (“AFM”): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, Participant acknowledges having read and understood the notification above and acknowledges that it is Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein. Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in the Netherlands. POLAND Notifications Foreign Exchange Notice Participant understands and acknowledges that Participant must notify the National Bank of Poland of the value of all foreign share ownership, including but not limited to Shares acquired under the Plan, if such ownership exceeds a designated threshold. Participant is strongly encouraged to consult with an appropriate legal advisor regarding these requirements. Securities Disclosure The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Poland. SINGAPORE Notifications The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Options are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Options or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA. Director Notification Obligation If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Options or Shares) in the Company or any Subsidiary. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares of the Company or any Subsidiary (including when Participant sells Shares acquired through the exercise of Options). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary within two business days of becoming a director. SPAIN Notifications Securities Law Notice The Option does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus. Foreign Assets Reporting Participant may be subject to certain tax reporting requirements with respect to assets or rights that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested Options are not subject to this reporting requirement. If applicable, Participant must report Participant’s foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31. Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect. Share Reporting Requirement The acquisition of Shares must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. Participant should consult with Participant’s personal advisor to determine Participant’s obligations in this respect. Foreign Currency Payments When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required. SWEDEN

Notifications Securities Disclaimer The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Sweden. SWITZERLAND Notifications Securities Law Notification Neither this Agreement nor this Appendix constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this Agreement nor this Appendix nor any other offering or marketing material relating to the Options may be publicly distributed or otherwise made publicly available in Switzerland. Neither this Agreement nor this Appendix, nor the Company nor the Options have been or will be filed with or approved by any Swiss regulatory authority. The Options are not subject to the supervision by the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and Participants acquiring Options will not benefit from protection or supervision by FINMA. TAIWAN Notifications Securities Disclaimer Neither the Plan nor the Option are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan. UNITED KINGDOM Terms and Conditions Responsibility for Taxes The following provisions supplement Section 7 of the Agreement: If payment or withholding of income taxes is not made within ninety (90) days of the end of the tax year in which the income tax liability arises, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or the employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement.

Notwithstanding the foregoing, if Participant is a director or an executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the uncollected income tax. In the event that Participant is a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, Participant understands that the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company and/or the employer may recover from Participant by any of the means referred to in Section 7 of the Agreement. Notifications Securities Disclosure Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary. Non-Qualification The Option is not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom. Tax Consultation Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s acquisition or disposition of the Shares. Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the acquisition or disposition of the Shares and that Participant is not relying on the Company or any Subsidiary for any tax advice.